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Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        On September 3, 2002, Investment Technology Group, Inc. ("ITG") completed the acquisition of Hoenig Group Inc. ("Hoenig"). Under the revised terms of the agreement dated July 2, 2002, Hoenig stockholders received approximately $105.0 million, or $11.58 per share, of which approximately $2.4 million, or $0.23 per share, has been placed into an escrow account. Such escrow requirement relates to the pursuit, on behalf of Hoenig's shareholders, of certain insurance and other claims in connection with a $7.2 million pre-tax loss announced by Hoenig Group Inc. on May 9, 2002 as a result of unauthorized trading in foreign securities, by a former employee of Hoenig & Company Limited, in violation of Hoenig's policies and procedures.

        The unaudited pro forma condensed combined financial information (the "Pro Forma Information") is based on, derived from, and should be read in conjunction with the historical financial statements and notes thereto of both ITG and Hoenig as of June 30, 2002, for the year ended December 31, 2001, and for the six-month periods ended June 30, 2002 and 2001, respectively.

        The Pro Forma Information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred or financial position if the acquisition of Hoenig had been consummated during the periods or as of the date for which the Pro Forma Information is presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

        The Pro Forma Information is based on available information and certain assumptions and adjustments as described in the notes thereto, which management believes is reasonable under the circumstances. There have been no transactions between ITG and Hoenig requiring adjustment in the Pro Forma Information.

        The following represents the unaudited pro forma condensed combined statements of income for the year ended December 31, 2001 and for the six-month periods ended June 30, 2002 and 2001, respectively, as if the acquisition of Hoenig had occurred at the beginning of each of the periods presented, as well as the unaudited pro forma condensed combined statement of financial condition as of June 30, 2002 (in thousands, except share and per share data):

        Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2001:

	ITG (historical)	Hoenig (historical)	Pro Forma Adjustments	Pro Forma Combined
	[a]	[b]	[d] [e] [f]
Revenues:
Commissions:
POSIT	$186,101	—	—	$186,101
Electronic Trading Desk	89,748	$93,508	$(45,273)	137,983
Client Site Direct Access	93,993	—	—	93,993
Other	7,565	4,750	(6,131)	6,184

Total revenues	377,407	98,258	(51,404)	424,261

Expenses:
Compensation and employee benefits	103,745	20,830	—	124,575
Transaction processing	49,531	10,823	—	60,354
Software royalties	23,726	—	—	23,726
Occupancy and equipment	20,638	—	2,054	22,692
Telecommunications and data processing services	15,086	—	3,097	18,183
Independent research and other	—	45,786	(45,786)	—
Net (gain) loss on long-term investments	(309)	9,292	(1,871)	7,112
Other general and administrative	28,878	10,586	(5,920)	33,544

Total expenses	241,295	97,317	(48,426)	290,186

Income (loss) before income tax expense	136,112	941	(2,978)	134,075
Income tax expense (benefit)	57,217	273	(1,200)	56,290

Net income (loss)	$78,895	$668	$(1,778)	$77,785

Earnings per share(1):
Basic	$1.65			$1.62

Diluted	$1.62			$1.60

Basic weighted average number of common shares outstanding	47,886		—	47,886

Diluted weighted average number of common shares outstanding	48,689		23	48,712

(1)
Earnings per share have been retroactively restated to reflect a three-for-two stock split in December 2001.

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

        Unaudited Pro Forma Condensed Combined Statement of Income for the six months ended June 30, 2002:

	ITG (historical)	Hoenig (historical)	Pro Forma Adjustments	Pro Forma Combined
	[a]	[b]	[c] [d] [e] [f]
Revenues:
Commissions:
POSIT	$88,186	—	—	$88,186
Electronic Trading Desk	46,916	$50,320	$(26,879)	70,357
Client Site Direct Access	57,422	—	—	57,422
Other	4,612	777	(823)	4,566

Total revenues	197,136	51,097	(27,702)	220,531

Expenses:
Compensation and employee benefits	55,635	10,091	—	65,726
Transaction processing	23,572	5,655	—	29,227
Software royalties	11,308	—	—	11,308
Occupancy and equipment	13,132	—	1,144	14,276
Telecommunications and data processing services	8,286	—	1,631	9,917
Independent research and other	—	27,706	(27,706)	—
Loss including expenses from Hoenig & Company Limited	—	7,692	—	7,692
Other general and administrative	11,633	6,403	(3,432)	14,604

Total expenses	123,566	57,547	(28,363)	152,750

Income (loss) before income tax expense	73,570	(6,450)	661	67,781
Income tax expense (benefit)	30,601	(420)	255	30,436

Net income (loss)	$42,969	$(6,030)	$406	$37,345

Earnings per share:
Basic	$0.88			$0.76

Diluted	$0.87			$0.75

Basic weighted average number of common shares outstanding	48,917		—	48,917

Diluted weighted average number of common shares outstanding	49,659		29	49,688

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

        Unaudited Pro Forma Condensed Combined Statement of Income for the six months ended June 30, 2001:

	ITG (historical)	Hoenig (historical)	Pro Forma Adjustments	Pro Forma Combined
	[a]	[b]	[d] [e] [f]
Revenues:
Commissions:
POSIT	$90,524	—	—	$90,524
Electronic Trading Desk	42,100	$45,674	$(22,257)	65,517
Client Site Direct Access	48,250	—	—	48,250
Other	5,715	3,263	(4,823)	4,155

Total revenues	186,589	48,937	(27,080)	208,446

Expenses:
Compensation and employee benefits	49,543	9,588	—	59,131
Transaction processing	25,876	5,160	—	31,036
Software royalties	11,629	—	—	11,629
Occupancy and equipment	9,821	—	1,095	10,916
Telecommunications and data processing services	7,131	—	1,430	8,561
Independent research and other	—	23,048	(23,048)	—
Net (gain) loss on long-term investments	(309)	9,292	(1,543)	7,440
Other general and administrative	13,627	5,369	(3,195)	15,801

Total expenses	117,318	52,457	(25,261)	144,514

Income (loss) before income tax expense	69,271	(3,520)	(1,819)	63,932
Income tax expense (benefit)	29,149	(1,566)	(742)	26,841

Net income (loss)	$40,122	$(1,954)	$(1,077)	$37,091

Earnings per share(1):
Basic	$0.84			$0.78

Diluted	$0.83			$0.77

Basic weighted average number of common shares outstanding	47,571		—	47,571

Diluted weighted average number of common shares outstanding	48,312		21	48,333

(1)
Earnings per share have been retroactively restated to reflect a three-for-two stock split in December 2001.

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

        Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of June 30, 2002:

	ITG (historical)	Hoenig (historical)	Pro Forma Adjustments	Pro Forma Combined
	[a]	[b]	[g]
Assets
Cash and cash equivalents	$253,632	$37,518	$(103,706)	$187,444
Securities owned, at fair value	67,346	14,566	—	81,912
Receivables from brokers, dealers and other, net	214,913	23,589	1,336	239,838
Investments in limited partnerships	25,489	—	—	25,489
Premises and equipment	27,600	1,952	—	29,552
Capitalized software	5,783	—	—	5,783
Goodwill and other intangibles	24,331	—	56,783	81,114
Deferred taxes	9,751	3,556	(3,853)	9,454
Other assets	7,867	3,969	3,714	15,550

Total assets	$636,712	$85,150	$(45,726)	$676,136

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued expenses	$60,974	$17,193	$7,535	$85,702
Payables to brokers, dealers and other	197,811	15,748	—	213,559
Software royalties payable	5,427	—	—	5,427
Securities sold, not yet purchased, at fair value	4,905	138	—	5,043
Income taxes payable	15,060	1,275	(3,771)	12,564

Total liabilities	284,177	34,354	3,764	322,295

Commitments and contingencies
Stockholders' Equity:
Preferred stock	—	—	—	—
Common stock	512	109	(109)	512
Restricted stock	—	(150)	150	—
Additional paid-in capital	154,877	29,044	(27,738)	156,183
Retained earnings	261,184	42,628	(42,628)	261,184
Common stock held in treasury, at cost	(64,523)	(20,727)	20,727	(64,523)
Accumulated other comprehensive income (loss):
Currency translation adjustment	485	(108)	108	485

Total stockholders' equity	352,535	50,796	(49,490)	353,841

Total liabilities and stockholders' equity	$636,712	$85,150	$(45,726)	$676,136

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Historical Financial Information of Investment Technology Group, Inc. ("ITG") and Hoenig Group Inc. ("Hoenig")

[a]
The historical financial information of ITG as of June 30, 2002, for the year ended December 31, 2001, and for the six-month periods ended June 30, 2002 and 2001 is based upon the historical financial statements included in our filings with the Securities and Exchange Commission (the "SEC").

[b]
The historical statement of financial condition of Hoenig as of June 30, 2002 corresponds to the historical financial information included in Hoenig's filings with the SEC. The historical statements of income of Hoenig for the year ended December 31, 2001, and for the six-month periods ended June 30, 2002 and 2001, exclude the actual results of operations of Axe-Houghton Associates, Inc. ("Axe Houghton") for the respective periods as Hoenig sold its asset management subsidiary during the six months ended June 30, 2002. We adjusted the historical financial information of Hoenig to include interest income earned on the amount of cash and cash equivalents of Axe-Houghton that was paid as a dividend to Hoenig immediately prior to completion of the sale of Axe-Houghton.

  The historical statements of income of Hoenig include the following gains and losses:

  •
  During the six-month period ended June 30, 2002, Hoenig recorded a charge of approximately $7.7 million (inclusive of legal costs) before taxes ($6.7 million after taxes) representing the loss incurred as a result of unauthorized trading in foreign securities, by a former employee of Hoenig & Company Limited, in violation of Hoenig's policies and procedures. This loss was announced by Hoenig on May 9, 2002;

  •
  During the six-month period ended June 30, 2001, Hoenig incurred a one-time impairment charge of approximately $9.3 million before taxes ($5.5 million after taxes) representing the entire write-off (including certain acquisition costs and accrued interest on convertible notes) of its investment in InstiPro Group, a business-to-business on-line brokerage firm, in which Hoenig had invested $7.5 million in 2000;

  •
  During the six-month period ended June 30, 2001 and during the twelve-month period ended December 31, 2001, Hoenig recognized pre-tax gains of $1.5 million and $1.9 million ($1.2 million and $1.4 million after taxes), respectively, relating to the sale of shares of stock that they held in the London and Hong Kong stock exchanges. These shares were received in 2000 at the time of the demutualization of these exchanges.

  Excluding the above one-time gains and losses, the unaudited pro forma combined diluted earnings per share would have been $1.68 for the year ended December 31, 2001, $0.89 for the six-month period ended June 30, 2002 and $0.86 for the six-month period ended June 30, 2001.

Unaudited Pro Forma Condensed Combined Statements of Income

[c]
The historical financial information of Hoenig reflects estimated transaction costs of approximately $1.2 million incurred by Hoenig during the six months ended June 30, 2002. These costs consist primarily of fees and expenses of investment bankers, attorneys and accountants, SEC filing fees and other related charges. For the six months ended June 30, 2002, the expenses have been excluded from the pro forma combined results of operations as they are considered to be nonrecurring costs directly related to the transaction.

[d]
The historical financial information of ITG reflects the actual interest income earned on the $103.7 million cash balance paid to Hoenig stockholders on the date of acquisition. The estimated interest income amounts earned on such balance for the respective periods have been excluded from the pro forma combined results of operations as such amounts would not have been earned if ITG had acquired Hoenig at the beginning of each of the periods presented.

[e]
Pro forma adjustments also reflect reclassifications of certain Hoenig statement of income amounts to conform to the financial statement presentation of ITG. Independent research and other expenses previously reported as a separate expense line item in Hoenig's statement of operations were netted against the corresponding revenues. Also, certain items previously classified as other general and administrative expenses were allocated between other revenues, occupancy and equipment, and telecommunications and data processing services.

[f]
The calculation of the diluted weighted average number of common shares outstanding has been adjusted to reflect the dilutive effect of certain ITG options and awards issued in exchange for Hoenig awards that existed on September 3, 2002.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

[g]
On September 3, 2002, the purchase price of Hoenig was approximately $107.8 million, which primarily represents cash paid to Hoenig stockholders, including $10.1 million of cash paid to Hoenig employees in relation to the cash out of Hoenig stock options, which had vested and were exercisable on the date of acquisition. The Hoenig stockholders received $11.58 per share, of which $0.23 per share or $2.4 million in the aggregate, have been placed into an escrow account. In connection with this acquisition, ITG also incurred transaction costs consisting primarily of professional fees of approximately $2.8 million, which have been included in the purchase price.

  The unaudited pro forma condensed combined statement of financial condition as of June 30, 2002 reflects the allocation of the purchase price, which was recorded using management's estimates and preliminary evaluation. The actual purchase price accounting adjustments to reflect the fair value of net assets will be based on management's final evaluation, therefore, the information provided in the unaudited pro forma condensed combined statement of financial condition is subject to change pending the final allocation of purchase price.

  The following is a summary of the preliminary allocation of the purchase price in the Hoenig acquisition as reflected in the unaudited pro forma condensed combined statement of financial condition as of June 30, 2002 (dollars in thousands):

Purchase price	$105,012
Acquisition costs	2,795

Total purchase price	$107,807

Historical net assets acquired	50,796
Tax benefit on cash out of Hoenig stock options	3,771
Write-up of exchange seats and trading rights	4,200
Write-up of "Hoenig" trade name	486
Write-down of deferred tax assets	(3,659)
Liabilities for restructuring and integration costs incurred	(3,236)
Other, net	(848)
Goodwill	56,297

Total purchase price	$107,807

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  Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION